UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

CREDIT SUISSE INSTITUTIONAL FUND, INC. CREDIT SUISSE SMALL CAP GROWTH FUND, INC. CREDIT SUISSE FIXED INCOME FUND CREDIT SUISSE INSTITUTIONAL FIXED INCOME FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREDIT SUISSE FUNDS
Credit Suisse Asset Management Securities, Inc., Distributor
P.O. Box 55030 Phone 800 927 2874
Boston
Massachusetts
02205-5030

November 9, 2006

Dear Shareholder:

We recently mailed you proxy materials relating to the November 21, 2006 special meeting of shareholders of Credit Suisse Institutional Fund, Inc. — Capital Appreciation Portfolio and Large Cap Value Portfolio, Credit Suisse Small Cap Growth Fund, Inc., Credit Suisse Fixed Income Fund and Credit Suisse Institutional Fixed Income Fund, Inc.  As of the date of this letter, we have not received your vote. If you have since submitted your vote, thank you for doing so and please disregard this notice. Otherwise, please read on.

YOUR VOTE IS IMPORTANT!

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors/Trustees unanimously recommends that you vote in favor of the proposal and believes that the proposal is in the best interest of shareholders.

We encourage you to utilize one of the following options today for recording your vote promptly:

•                  By mail, with the enclosed proxy card;

•                  Through the Internet, by using the Internet address located on your proxy card and following the instructions on the site;

•                  By touch-tone telephone, with a toll-free call to the telephone number that appears on your proxy card; or

•                  By faxing the enclosed proxy card to D.F. King & Co., Inc., Attn: Scott Perkins at (781) 356-4987.

If you have any questions regarding the proposal, please feel free to call D.F. King & Co., Inc. at (800) 290-6424 between the hours of 8:00 a.m. and 10:00 p.m. Eastern Time Monday to Friday, or 11:00 a.m. to 6:00 p.m. Eastern Time on Saturday.

It is important that your voting instructions be received promptly.

Credit Suisse Institutional Fund, Inc.

Capital Appreciation Portfolio

Large Cap Value Portfolio

Credit Suisse Small Cap Growth Fund, Inc.

Credit Suisse Fixed Income Fund

Credit Suisse Institutional Fixed Income Fund, Inc.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.